Exhibit 4.37

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (“Agreement”) is entered into as of the date of August 6，2025, by and among the following parties in Beijing, the People’s Republic of China (“PRC”):

Party A: Beijing Yiqi Hangfan Technology Co., Ltd., a wholly foreign-owned enterprise duly established and validly registered under the laws of the PRC, whose unified social credit code is 91110102MA7FQDDL5B and whose registered address is at Room 2 inside 1301, Floor 13, Building 7, Zone 4, Wangjing Dongyuan, Chaoyang District, Beijing;

Party B: Zhan Xie, PRC citizen, whose Identity Number is [*];

Party C: Beijing Yiqi Education Technology Development Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91110105MA02A0PU8Q, and whose registered address is at Room 1 inside 1302, 13/F, Building 7, Zone 4, Wangjing Dongyuan, Chaoyang District, Beijing;

(Each of Party A, Party B and Party C, a “Party”, and collectively the “Parties”.)

NOW THEREFORE, Party A, Party B and Party C through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.
Pledge

(1) Party B agrees to pledge A all of the 1% equity interests of Party C and Party B’s equity in Party C’s new capital in accordance with Article 4.2, including dividends and bonuses derived from such equity it owns (the “Pledged Equity Interests”) to Party A unconditionally and irrevocably, as a security for the performance of the obligations by Party B, Party C under the Main Agreements.

(2) The amount of pledge is RMB 520,000 in whole, and the secured amount is RMB 520,000 in whole.

2.
Scope of Pledge

The Pledged Equity Interests under this Agreement extends to all obligations of Party B, Party C under the Main Agreements (including but not limited to any amounts, penalties, damages, dividends, profits or any asset etc. payable but not paid to Party A), any fees for exercising the creditor’s rights and the Pledge right, and any other related expenses, and shall not be limited to the amounts of secured creditor’s right recorded in administration for market regulation authorities.

If the competent authority requires the amount of the principal debt to be clarified during the registration of the equity pledge, the parties agree to register the principal amount of the debt under the principal contract as RMB 520,000 and any liability for breach of contract and the amount of compensation for damages under all relevant contracts only for the purpose of the registration of the equity pledge. The parties further confirmed that, for the purpose of handling the equity pledge registration, it is clear that the aforementioned amount does not detract from or restrict all rights and benefits enjoyed by Party A in accordance with the relevant Main Agreements and this equity pledge agreement.

3.
Term and Dissolution of Pledge

3.1
The Pledge under this Agreement shall be effective from the date of registration of the Pledge with competent administration for market regulation authorities to which Party C is subject to the date on which the Main Agreements are completely performed, invalidated or terminated (the later date shall prevail). In the term of Pledge, if Party B, Party C fail to perform any of their obligations under the Main Agreements, or in case of occurrence of any of the events provided in Article 6.1, Party A is entitled but not obligated to dispose the Pledged Equity Interests in accordance with the provisions of this Agreement.

3.2
When all Main Agreements are performed entirely or terminated or become invalid (the later date shall prevail) and Party B, Party C fully and entirely perform obligations under Main Agreements and pay off entire secured debt, Party A shall rescind the Pledge under this Agreement according to Party B’s request, and assist Party B to deregister the Pledge recorded in Shareholders’ Book of Party C and registered with the competent administration for market regulation authorities. All fees and expenses arising from such deregistration of the Pledge shall be borne by Party C.

4.
Registration of Pledge and Retention of Equity Interest Record

4.1
Party B and Party C promise to Party A that, Party B and Party C shall: (i) on the date of the execution of the Agreement, record the Pledge under this Agreement on the Shareholders’ Book of Party C and hand the recorded Shareholders’ Book to Party A for its keep; and (ii) within thirty (30) business days after the execution of this Agreement or other practically shortest period, register the Pledged Equity Interests with competent administration for market regulation authorities and obtain evidencing documents of such registration. Without limitation to any provision of this Agreement, during the effective period of this Agreement the Shareholders’ Book of Party C shall always be in the custody of Party A or any agent designated by Party A, unless any necessary registration or alteration procedures are required to be fulfilled in the operation of Party C.

4.2
Party B and Party C further covenant that after the execution of this Agreement, Party B may make capital increase to Party C with the prior consent of Party A provided that any capital increase by Party B to Party C constitutes an integrated part of the Pledged Equity Interests of this Agreement. Party B and Party C shall make necessary modification to the Shareholders’ Book and capital contribution of relevant companies and conduct the pledge registration procedures according to Article 4.1.

4.3
All fees and expenses related to this Agreement, including but not limited to registration fee, cost, stamp tax or any other taxes, expenses shall be borne by Party C according to relevant laws and regulations.

4.4
During the term of Pledge stipulated by this Agreement, Party B shall deliver the capital contribution certificate to Party A within one (1) week after the execution of this Agreement. Party A shall keep the capital contribution certificate within the entire term of Pledge. Within the term of Pledge, Party A is entitled to collect the dividends of the Pledged Equity Interests.

5.
Covenants and Warranties of Party B and Party C

Party B and Party C hereby jointly and severally covenant and warrant to Party A as follows:

5.1
Party B is the lawful owner of the Pledged Equity Interests and there exists no dispute or potential dispute concerning the ownership of such equity interests. Party B has the right to dispose such equity interests or any part thereof without any restrictions by any third party.

5.2
Except for the Pledge and other right provided hereunder and other relevant documents (if any) executed by relevant parties and their amendments and restatements, as well as other rights consented to in writing by Party A, Party B has not established any other pledge or other interests of any third party over the Pledged Equity Interests. The Pledged under this Agreement shall be first priority under the Pledged Equity Interests.

5.3
Party B and Party C fully understand the contents of this Agreement and the execution of the Agreement by Party B and Party C is based on true and free will. Party B and Party C have taken all necessary measures and obtained all necessary internal authorization to execute and perform this Agreement, signed all necessary documents and obtained all approvals and consents from the government and third party (if applicable) to make sure the Pledge under the Agreement is lawful and valid.

5.4
Either the execution of this Agreement or the performance of obligations under this Agreement will not ( = 1 \* roman i) conflict with, breach or violate any applicable P.R.C. law,(ii) conflict with any organizational documents of Party C, ( = 2 \* roman iii) conflict with, breach or violate any contract, document to which it is a Party or it is bound with; (iv) violate any license or permit granted to it and/or violate any condition to maintain the validity of any license or permit granted to it; or (v) cause any license or permit granted to it be terminated, rescinded or be imposed any condition.

5.5
During the effective period of this Agreement, Party B shall not transfer or assign the Pledged Equity Interests, authorize any rights relating to the Pledged Equity Interests to any third party, or create or permit to be created any security or other interests which may have an adverse effect on the rights or benefits of the Party A without prior written consent of Party A.

5.6
During the effective period of this Agreement, Party B and Party C shall abide by and implement all relevant PRC laws and regulations concerning the pledge of rights, and in the event Party B and Party C receive any notice, order or suggestion from competent authorities concerning the Pledged Equity Interests and/or the Pledge hereunder, Party B and Party C shall timely notify and show Party A of such notice or order within five (5) business days upon receipt thereof, and shall comply therewith, or raise objections and statements with respect thereto as reasonable request by Party A or with Party A's prior written consent.

5.7
Party B and Party C shall not conduct or permit to be conducted anything that shall damage the value of the Pledged Equity Interests or the Pledge right of Party A. Party B and Party C shall notice Party A of any events that may influence the value of the Pledged Equity Interests or the Pledge right of Party A within five (5) business days after its knowledge of such events. Party A shall not be liable for any decrease in the value of the Pledged Equity Interests under any circumstances, and Party B and Party C shall have no right to recourse against Party A or make any claim of any kind.

5.8
Subject to the relevant laws and regulations of the People's Republic of China, the Pledge under this Agreement shall remain fully effective during the effective period of the Agreement, and shall not be influenced by the insolvency ,liquidation, loss of capacity, change of organization or status of Party B or Party C, any capital offset among the Parties or any other events.

5.9
For the purpose of performance of this Agreement, Party A is entitled to dispose the Pledged Equity Interests in accordance with the provision of this Agreement. Party A’s exercise of such right shall not be interrupted or jeopardized by Party B and Party C, their successors or agents, or any other persons by way of legal proceedings.

5.10
In order to ensure and consummate the security provided by this Agreement over the obligations of Party B, Party C under the Main Agreements, Party B and Party C shall faithfully sign and cause any third party who is beneficially related to the Pledged Equity Interests to sign all certificates and agreements in connection with the performance of the Agreement, and/or cause such third party to take any measures required by Party A and provide convenience to Party A concerning the exercise of the Pledge right hereunder.

5.11
In order to ensure the interests of Party A, Party B and Party C shall abide by and perform all warranties, covenants, agreements, representations and conditions. In the event Party B and/or Party C failed to do so and resulted in damages to Party A, Party B and/or Party C shall indemnify Party A for all of such damages and losses.

6.
Events of Default and Exercise of the Pledge Right

6.1
In case of any of the following events (“Events of Default”) which shall be permitted by relevant PRC’s laws and regulations, Party A may require Party B or Party C to perform all the obligations under this Agreement and the Pledge under the Agreement may be performed immediately:
(a)
Party B or Party C violates its covenants and warranties under this Agreement, or any covenants and warranties made by Party B or Party C in this Agreement are seriously untrue;
(b)
Party B, Party C violate any of its obligations or covenants and warranties under the Main Agreements, or any covenants and warranties made by Party B or Party C in the Main Agreements are seriously untrue;
(c)
Any obligation of Party B, Party C under this Agreement is regarded as illegal or void;
(d)
The termination of business or dissolution of Party C, or the termination of business, dissolution or bankruptcy of Party C by any order;
(e)
Party B and/or Party C are involved in any disputes, litigations, arbitrations, administrative procedures or any other legal procedures or administrative query, actions or investigations that deemed reasonably to have material adverse effect on the following events: ( = 1 \* roman i) the capacity of Party B to perform its obligations under this Agreement or the Main Agreements, or ( = 2 \* roman ii) the capacity of Party C or Subsidiaries to perform its obligations under this Agreement or the Main Agreements;
(f)
Any other events of the disposal of the Pledged Equity Interest according to applicable laws and regulations.

6.2
In case of any of the aforesaid Events of Default, Party A or the third party designated by Party A may exercise its Pledge right by purchasing, designating any other party to purchase at a discount, auctioning, or selling all or part of the Pledged Equity Interests in accordance with relevant PRC laws and regulations. Party A may exercise such Pledge right without exercising any other security rights, or take any other measures or proceedings or take any other action for remedies of breach of this Agreement against Party B and/or Party C any other parties.

6.3
Upon request by Party A, Party B and Party C shall take all the lawful and appropriate measures to ensure the exercise of the Pledge right by Party A. For such purpose, Party B and Party C shall sign all appropriate documents and materials, and take all proper measures requested by Party A.

7.
Transfer or Assignment

7.1
Party B and Party C have no right to transfer or assign the rights and obligations under this Agreement without the prior written consent from Party A, except that Party A acquires the Pledged Equity Interests directly or indirectly according to the Exclusive Option Agreement and its amended and restated version.

7.2
The Agreement shall be binding upon the Party B and its successors and be effective upon Party A and its successors and assignees.

7.3
In the event of death, incapacity, marriage, divorce or other circumstances that may affect the exercise of Party C's equity interest held by Party B, Party B's heirs (including spouse, children, parents, siblings, grandparents, grandparents) shall be deemed to be the party to this Agreement and shall succeed to and assume all of Party B's rights and obligations under this Agreement.

7.4
Party A may transfer or assign all and any of its rights and obligations under the Main Agreements to any person (natural or legal person) it designates. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. Upon Party A’s transfer or assignment of the rights and obligations under the Main Agreements and at Party A’s request, Party B and/or Party C shall execute relevant agreements and/or documents with respect to such transfer or assignment, including but not limited to executing a new equity interest agreements, the format and contents of which shall be the same with this Agreement, with the assignee.

7.5
Subsequent to an assignment or transfer by Party A, the new parties to the Pledge shall re-execute a pledge contract. Party B and Party C shall provide assistance to the assignee with respect to the registration procedures of the Pledge (if applicable).

8.
Confidentiality

This Agreement and all clauses hereof belong to confidential information and shall not be disclosed to any third party except for high-ranking officers, directors, employees, agents or professional consultants of the Parties or their affiliates. This clause shall not apply in the event parties hereto are required by relevant laws or regulations or relevant Securities Transaction Authorities to disclose information relating to this Agreement to any governmental authorities, the public or the shareholders, or file this Agreement with relevant authorities for record.

This clause shall survive any modification, dissolution or termination of this Agreement.

9.
Liabilities for Breach of Agreement

9.1
In the event any Party failed to perform any of its obligations under this Agreement, or made any untrue or inaccurate representations or warranties, such Party shall be liable for all the losses of other Parties for breach of the Agreement. This Article 9 shall not influence any other right of Party A under this Agreement.

9.2
This Article 9 shall survive any modification, recession or termination of this Agreement

10.
Force Majeure

Force Majeure means any event that cannot be anticipated at the time of the execution of the Agreement, and the occurrence of which cannot be avoided, controlled or conquered by any party of the Agreement, including but not limited to earthquake, typhoon, flood, fire, boycott, war or rebellion, etc..

The Party suffering such Force Majeure shall (i) notify the other parties by telegram, facsimile or other electronic means immediately after the occurrence of such Force Majeure and shall provide written documents evidencing the occurrence of such Force Majeure within fifteen (15) business days; (ii) in every instance, to the extent reasonable and lawful under the circumstances, use its best efforts to mitigate or remove the effect of such Force Majeure with all reasonable dispatch, and continue its performance of the Agreement after such effect is mitigated or removed.

11.
Change of Parties

In the event that Party B no longer possesses any shares of Party C, Party B shall be deemed no longer as a party of this Agreement. In the event that any third party becomes a shareholder of Party C, Party B and Party C shall take effort to cause such third party executing relevant legal documents and becoming one of Party B of this Agreement.

12.
Termination

Party B and/or Party C shall not terminate this Agreement without written consent of Party A.

Unless this Agreement is terminated subject to this Article 12, provided that Party B and Party C fully and completely perform all obligations under this Agreement and pay off all the secured debts, Party A shall terminate the Pledge under this Agreement as soon as reasonable as required by Party B and coordinate with Party B to deregister recording of the Pledge in the Shareholders’ Book of Party C and complete the deregistration process with administration for market regulation authorities.

13.
Miscellaneous

13.1 Applicable Law and Dispute Resolution

13.1.1
Applicable Law

This Agreement and any related matters shall be governed by and construed in accordance with the PRC laws.

13.1.2
Dispute resolution

All disputes arising out of or in connection with this Agreement shall be conciliated friendly by and between the Parties. When the disputes could not be solved by conciliation, such disputes may be submitted to the China International Economic and Trade Arbitration Commission by any Party and shall be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by arbitrators appointed in accordance with rules then effective of such arbitration commission. The arbitration ruling shall be final. The place of arbitration shall be in Beijing. The language used in arbitration shall be in Chinese. The Parties hereto shall continue to perform its obligations and exercise its rights hereunder except for those in dispute. The validity of this Article 13.1 shall not be influenced by the modification, rescission and termination of this Agreement.

13.2 Notices

(1) All notices and other communications required or permitted to be given under this Agreement shall be delivered personally or sent by registered mail, commercial courier service or e-mail to the address of such Party as set forth below. The dates on which such notices shall be deemed to be validly served shall be determined as follows: (i) notice sent by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices; and (ii) notices sent by e-mail, it shall be deemed effectively given on the date of successful transmission.

(2) For the purposes of the notice, the addresses of the parties are as follows.

Party A:

Beijing Yiqi Hangfan Technology Co., Ltd.

Address: [*]

Attention: Zheng Lu

Phone: [*]

E-mail: [*]

Party B:

Zhan Xie

Address: [*]

Attention: Chang Liu

Phone: [*]

E-mail: [*]

Party C:

Beijing Yiqi Education Technology Co., Ltd.

Address: [*]

Attention: Fang Zhang

Phone: [*]

E-mail: [*]

13.3 This Agreement shall become effective on the date of signature by the parties, and each party agrees and confirms that its validity retroactively commences from April 19, 2021. The Pledge right under this Agreement shall be established from the date it is registered with the market supervision and administration department to which Party C belongs. Unless Party A executes the Pledge right in accordance with this Agreement during the term of this Agreement, this Agreement shall terminate until all the principal contracts have been performed, lapsed or terminated or the parties have reached any written agreement on the termination of this Agreement, whichever is later.

13.4 Each party acknowledges that this Agreement shall be enforceable to the extent permitted by law. If any provision of this Agreement or any part of a provision is held to be illegal, invalid or unenforceable by any competent authority or court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the other provisions of this Agreement or other parts of such provisions, which other provisions or other parts of the provisions shall remain in full force and effect, and the parties shall use their best efforts to modify such illegal, invalid or unenforceable provisions to achieve the purpose of the original provision.

13.5 This Agreement shall be made in Chinese in five originals, one original for each of Party A, Party B and Party C. The remaining originals shall be submitted to the relevant market supervision and administration department for record registration or retained by Party A.

13.6 This Agreement and its annexes constitute the entire agreement regarding the transactions under this Agreement, and this Agreement, once signed, shall supersede any prior undertakings,

memoranda, agreements or any other documents between any parties in respect of the matters covered by this Agreement.

13.7 Any amendment or supplement to this Agreement must be in writing and must be validly signed by all parties hereto.

[THE SIGNATURE PAGE]

Party A: Beijing Yiqi Hangfan Technology Co., Ltd.

Authorized Representative: Zheng Lu

/s/ Zheng Lu________________________

Party B:

Zhan Xie

/s/ Zhan Xie________________________

Party C: Beijing Yiqi Education Technology Development Co., Ltd.

Authorized Representative: Fang Zhang

/s/ Fang Zhang________________________